Exhibit 99.1

FOR IMMEDIATE RELEASE

AIG Media Contacts:

Jon Diat (U.S.): 917-239-9241; jon.diat@aig.com

Jim Ankner (U.S.): 917-882-7677; james.ankner@aig.com

AIG Investor Contact:

Liz Werner: 212-770-7074; elizabeth.werner@aig.com

Investor Group Contacts:

Steven Lipin (U.S.): 212-333-3810; slipin@brunswickgroup.com

Cindy Leggett-Flynn (HK):+852 3512 5000; CLeggett-Flynn@brunswickgroup.com

Poling Cheung (Shanghai):+86 21 6039 6388; pcheung@brunswickgroup.com

AIG ANNOUNCES AGREEMENT TO SELL UP TO 90 PERCENT

OF INTERNATIONAL LEASE FINANCE CORPORATION (ILFC)

ILFC HEADQUARTERS TO REMAIN IN LOS ANGELES;

EXISTING MANAGEMENT TO OPERATE ILFC

NEW YORK, December 9, 2012 – American International Group, Inc. (NYSE: AIG) and an investor group led by Mr. Weng Xianding, the Chairman of New China Trust Co. Ltd., announced today that they have entered into an agreement under which AIG will sell up to a 90% stake in International Lease Finance Corporation (ILFC), a non-core asset, to the investor group in a transaction that values ILFC at approximately US$5.28 billion.

The investor group comprised of New China Trust Co. Ltd., China Aviation Industrial Fund and P3 Investments Ltd. has agreed to acquire 80.1% of ILFC for approximately US$4.23 billion, with an option to acquire an additional 9.9% stake. Upon receipt of required Chinese regulatory approvals and exercise of the option, the investor group is expected to be expanded to include New China Life Insurance Co. Ltd. and an investment arm of ICBC International.

The transaction, which is expected to close in the second quarter of 2013, marks another success in the disposition of AIG’s non-core assets. At closing of the transaction, AIG will retain at least a 10% ownership stake in ILFC, allowing it to continue to participate in the growth of ILFC’s unique franchise, including the benefits that the investor group will bring to the company.

“This transaction creates a solid and strategic partnership for ILFC,” said Robert H. Benmosche, President and Chief Executive Officer of AIG. “While ILFC is an extremely strong business platform and AIG will retain a minority stake as a passive investor, the aircraft leasing business is not core to our insurance operations. Upon completion, the transaction will have a positive impact on AIG’s liquidity and credit profile and will enable us to continue to focus on our core insurance businesses.”

The transaction is subject to required regulatory approvals, including all applicable U.S. and Chinese regulatory reviews and approvals, and other customary closing conditions. When the transaction meets the criteria for “held for sale” accounting treatment, AIG expects to record a non-operating loss of approximately US$4.4 billion, which includes a non-cash charge of approximately $1.8 billion associated with the utilization of tax net operating loss carry forwards from this transaction.

FOR IMMEDIATE RELEASE

Mr. Weng Xianding, Chairman of New China Trust Co. Ltd said, “Our group shares a commitment to ILFC’s experienced management team, its operating philosophy, and its presence in the United States. This transaction allows ILFC to continue to serve its worldwide partners in the aviation industry with world-class service while accelerating its growth in important markets, including Asia.”

ILFC is a leading independent aircraft lessor with a global customer base of approximately 200 airlines in 80 countries. ILFC’s portfolio consists of over 1,000 owned or managed aircraft, as well as commitments to purchase 229 new high-demand, fuel-efficient aircraft and rights to purchase an additional 50 such aircraft.

Under the new owners, ILFC will retain operational independence and continue to be headquartered in Los Angeles, CA. ILFC’s Chief Executive Officer Henri Courpron and President Frederick S. Cromer will continue to operate and manage the business. ILFC currently employs approximately 560 people, including more than 450 people based in the U.S., and expects to hire additional U.S.-based staff to replace AIG-supported operations. ILFC will remain incorporated in the U.S. following the closing of this transaction and will continue to be registered with the U.S. Securities and Exchange Commission.

Upon closing, a distinguished new Board of Directors for ILFC will be appointed. A majority of the new Board will include leading independent U.S. and European aerospace and financial industry experts, including Mr. Benmosche from AIG. The balance of the Board will be comprised of representatives of the investor group. The Board will continue to uphold “best practice” governance standards and practices.

“This is an exciting new chapter for ILFC that will position the company for robust future growth,” Mr. Courpron said. “With existing management remaining in place, the transition will be seamless, allowing ILFC to maintain its focus on delivering the best mix of modern aircraft to meet our customers’ needs around the world. In addition to a large aircraft delivery pipeline, ILFC has a dedicated management team with extensive airline, manufacturer, and leasing experience. We look forward to working with the investor group to explore new opportunities for our business. Last year, ILFC opened new offices in Beijing and Singapore dedicated to regional customer support as the region’s aviation growth and demand is well established and expected to increase significantly.”

Credit Suisse is acting as financial advisor to the investor group in connection with this transaction, and Simpson Thacher & Bartlett is acting as legal advisor to the investor group.

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This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, no assurance can be given that a sale of ILFC will be consummated or, if consummated, regarding the terms thereof. These forward-looking statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. Except for AIG’s ongoing obligation to disclose material information as required by federal securities laws, AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions, or other statements, whether written or oral,

FOR IMMEDIATE RELEASE

that may be made from time to time, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ, possibly materially, from such forward-looking statements include the factors set forth in AIG’s filings with the United States Securities and Exchange Commission.

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American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

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AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all jurisdictions, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

ILFC, a wholly owned subsidiary of American International Group, Inc., is the world’s largest independent aircraft lessor measured by number of owned aircraft. ILFC’s portfolio consists of over 1,000 owned or managed aircraft, as well as commitments to purchase 229 new high-demand, fuel-efficient aircraft and rights to purchase an additional 50 such aircraft. www.ilfc.com

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